                                                                    Exhibit 10.6

PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH PORTIONS ARE DESIGNATED "[***]."

                        WAL-MART MASTER LICENSE AGREEMENT

         THIS LICENSE is entered into as of the 4th day of April, 2002 by and between Licensor and Licensee as hereinafter defined.

         WHEREAS, in consideration of the obligation of Licensee to pay License Fees as herein provided and in consideration of the Standard Terms and Conditions set forth herein, Licensor hereby licenses to Licensee, and Licensee hereby takes from Licensor, the Licensed Premises, for the License Term specified below, and upon the terms and conditions set forth in this License.

                                BASIC PROVISIONS

1. Licensor: Wal-Mart Stores, Inc., a Delaware corporation, on behalf of itself, or alternatively, where appropriate, on behalf of, and as authorized agent for, its affiliates, as designated in the Commencement Agreement and/or New Store License Attachment applicable to the particular store identified on such Commencement Agreement and/or New Store License Attachment; Attn: Sam Dunn, 702 SW 8/th/ Street, Bentonville, AR 72716.

2. Licensee/Address: PCA International, Inc.; 815 Matthews-Mint Hill Road, Matthews, NC 28105, United States of America, Attn: Mr. Barry Feld

3.       Licensee's Trade Name(s): Wal-Mart Portrait Studio

4. Licensed Premises: The area Licensed by Licensee within the Wal-Mart Store (the "Store") as described on the Attachment A and Attachment B documents.

5. Grand Opening: The time at which Licensor first opens for business to the public.

6.       Targeted Commencement Date: See section 2.2.

7.       Licensee's Hours of Operation: See Section 7.1.

8. License Term: Commencing on the Commencement Date as shown on Attachment A or Attachment B (or as modified by Exhibit A, Commencement Agreement) and continuing through the last day of the month in which the fifth anniversary of the Commencement Date occurs. This License shall renew automatically in accordance with Exhibit B. References to the "License Term" shall refer to the original term and any extensions or renewals thereof.

9.       License Fees: See Section 1.1(i).

10. Security Deposit: N/A. Security Deposit to be refunded upon Licensee satisfactorily terminating the License and vacating the premises. Security Deposit will be forfeited if Licensee terminates prior to License expiration or as otherwise stated in this License.

11.      Permitted Use: See Section 1.1(f).

EXECUTED AS OF THE DATE HEREIN ABOVE STATED.

LICENSOR: WAL-MART STORES, INC.                   LICENSEE: PCA INTERNATIONAL, INC.

     By:         /s/Martin G. Gilbert, Jr.        By:             /s/ Barry J. Feld
         ------------------------------------         ----------------------------------------
         Director Wal-Mart Realty                 Title:            CEO
                                                        --------------------------------------

Attest:  ________/s/_________________________     Attest:         /s/ James Robert Wren
           Assistant Secretary                           -------------------------------------
                                                           Secretary

                                   ARTICLE I. DEFINITIONS
     1.1      Definitions

                               ARTICLE II. GENERAL PROVISIONS
     2.1      Quiet Possession
     2.2      Target Commencement Date

                    ARTICLE III. ACCEPTANCE AND CONSTRUCTION OF PREMISES
     3.1      Acceptance of Licensed Premises
     3.2      Possession
     3.3      Tender of Possession
     3.4      Store Renovation

                                  ARTICLE IV. LICENSE FEES
     4.1      License Fees
     4.2      Taxes
     4.3      Sales Report
     4.4      Adjustments
     4.5      Interest
     4.6      Quarterly Statements

                            ARTICLE V. SALES REPORTS AND RECORDS
     5.1      Statement of Gross Sales
     5.2      Records
     5.3      Licensor's Right to Audit

                                   ARTICLE VI. COMMON AREAS
     6.1      Store Access
     6.2      Parking

                        ARTICLE VII. USE AND CARE OF LICENSED PREMISES
     7.1      Operation
     7.2      Customer Service Complaints
     7.3      Customer Service Line
     7.4      Trade Name
     7.5      Care of Licensed Premises
     7.6      Permits and Other Requirements

                  ARTICLE VIII. MAINTENANCE AND REPAIR OF LICENSED PREMISES
     8.1      Licensor's Responsibilities
     8.2      Licensee's Responsibilities
     8.3      Licensee's Responsibilities Upon Quitting the Licensed Premises

                          ARTICLE IX. ALTERATIONS AND CONSTRUCTION
     9.1      Alterations
     9.2      Construction
     9.3      Covenants Against Liens

                            ARTICLE X. LICENSOR'S RIGHT OF ACCESS:
     10.1     Licensor's Right of Access
     10.2     Use of Roof

                                ARTICLE XI. SIGNS; STOREFRONTS
     11.1     Signs; Storefronts
     11.2     Building Signage
     11.3     Installation and Permitting
     11.4     Licensor Approval
     11.5     Restrictions

                                  ARTICLE XII. UTILITIES
     12.1     Utility Charge
     12.2     Interruption of Utilities

                   ARTICLE XIII. INDEMNITY AND PUBLIC LIABILITY INSURANCE
     13.1     Injury and Damage
     13.2     Insurance

                       ARTICLE XIV. NON-LIABILITY FOR CERTAIN DAMAGES
     14.1     Licensor Non-Liability
     14.2     Licensee Non-Liability
     14.3     Mutual Waiver of Subrogation

                              ARTICLE XV. DAMAGES BY CASUALTY
     15.1     Notice to Licensor
     15.2     Licensor's Repair of Casualty Damage
     15.3     Licensee's Repair of Casualty Damage
     15.4     Operation of Licensed Premises After Casualty
     15.5     Licensee's Insurance

                                 ARTICLE XVI. CONDEMNATION
     16.1     Condemnation Equal to or Greater Than Thirty Percent
     16.2     Condemnation Less Than Thirty Percent
     16.3     Condemnation of Common Area
     16.4     Condemnation Compensation

                          ARTICLE XVII. ASSIGNMENT AND SUBLICENSING
     17.1     Licensor's Consent
     17.2     Corporations as Licensees
     17.3     Effect of Licensor Consent
     17.4     Licensor's License
     17.5     No Encumbrances
     17.6     Transfer by Licensor
     17.7     Franchises

                             ARTICLE XVIII. TAXES AND INSURANCE
     18.1     Licensee's Responsibility for Taxes
     18.2     Licensor's Responsibility for Taxes
     18.3     License Fees Taxes, etc

                        ARTICLE XIX. DEFAULT BY LICENSEE AND REMEDIES
     19.1     Events of Default
     19.2     Licensor's Remedies
     19.3     Injunction
     19.4     Attorney's Fees
     19.5     Additions to Minimum License Fees
     19.6     Remedies are Cumulative

                    ARTICLE XX. LICENSOR'S CONTRACTUAL SECURITY INTEREST
     20.1     Deleted
     20.2     Deleted

                                ARTICLE XXI. HOLDING OVER
     21.1     Holdover Status

                       ARTICLE XXII. SUBORDINATION AND ATTORNMENT
     22.1     Mortgages, etc
     22.2     Notice to Mortgagee
     22.3     Estoppel Certificates

     22.4     Attornment

                          ARTICLE XXIII. NOTICES & CORRESPONDENCE
     23.1     Notices
     23.2     Notice Binding

                                 ARTICLE XXIV. REGULATIONS
     24.1     Compliance with Regulations
     24.2     Hazardous Waste

                                  ARTICLE XXV. RELOCATION
     25.1     Relocation

                                ARTICLE XXVI. MISCELLANEOUS
     26.1     No Partnership
     26.2     Consents
     26.3     Waivers
     26.4     Force Majeure
     26.5     Governing Law
     26.6     Captions
     26.7     Number; Gender
     26.8     Successors
     26.9     Entire Agreement
     26.10    Other Payments
     26.11    Store Closing
     26.12    Licensee
     26.13    Approvals
     26.14    Restrictions
     26.15    Advertisements
     26.16    Licensor's Default & Liability
     26.17    Right to Remove Location from License/Terminate
     26.18    Right to Terminate all Locations
     26.19    Attorney's Fees

          STANDARD TERMS AND CONDITIONS FOR WAL-MART LICENSE AGREEMENT

                             ARTICLE I. DEFINITIONS

1.1 Definitions: The following capitalized terms shall have the meanings shown. Other capitalized terms appear elsewhere in this License.

                  (a)      Percentage License Fees: Intentionally omitted.

                  (b)      Natural Break Point: Intentionally omitted.

                  (c)      Percentage License Fees Rate: Intentionally omitted.

                  (d) License Fees: this includes Minimum License Fees, Percentage License Fees and any additional or other License Fees or License Fees tax as provided for in this License.

                  (e) Dry Run: a test of all equipment used in the operation of Licensee's business as well as a test of any other aspects of Licensee's business to assure full operational abilities.

                  (f) Licensee's Business: the operation of a portrait studio department, whether permanent or temporary, under the Trade Name within a Licensed Premise, whereby only the following merchandise is sold, and/or the following services are provided to the public: the taking and sale of portrait photographs and related products, the customization of portraits including oil portraits, the taking of passport and citizenship photographs, the sale of picture frames and other portrait accessories which do not compete with those sold by Licensor from time to time in its stores, the sale of photographic plaques, the copying and restoration of old photographs, the sale of portraiture related software and digital images, and the provision and sale of photographic lamination services, together with such other services and/or merchandise as may be approved by Licensor in writing from time to time, in its sole and absolute discretion, which approval may be withheld for any reason whatsoever; and "Licensee's Businesses" shall mean more than one or all of Licensee's Businesses collectively, as the case may be.

                  (g) High Volume Location: any of Licensee's Businesses that has generated over $150,000 in Gross Sales during the preceding twelve (12) months.

                  (h) Increase Date: the date on which an increase of one-half percentage point (0.5%) actually takes effect.

                  (i) Minimum License Fees: the amount of money paid by Licensee to Licensor, expressed as a percentage of Gross Sales made by Licensee, its employees, concessionaires, agents, licensees, contractors, successors and assigns in connection with such Licensee's Business.

                  (j) Licensee's Studio Business: the operation of a portrait studio department on a permanent basis under the Trade Name within a Licensed Premise.

                  (k) Licensee's Travelling Business: the operation of a portrait studio department on a travelling or temporary basis under the Trade Name within a Licensed Premise.

                  (l) Net New Stores: the number of new stores Licensed to Licensee under this License minus the number of stores in which the License under this License was terminated and shall not include stores Licensed on a temporary basis.

                  (m) Proposed Increase Date: the day on which it is proposed, subject to certain conditions, that the License Fees increase by [***], being the first day of Licensee's fiscal years as follows: February 2, 2004; January 30, 2006; February 4, 2008 and February 1, 2010.

---------------------

[***] Redacted pursuant to a request for confidential treatment.

               (n) Gross Sales: the entire amount of all revenue and receipts, whether from cash, cash equivalent, credit, or otherwise, of all sales of merchandise (including gift and merchandise certificates), services provided, and any other business activity conducted in connection with Licensee's Businesses, including mail or telephone orders received or filled in connection with any of Licensee's Businesses, deposits not refunded to purchasers, orders taken, although said orders may be filled elsewhere, sales to employees, sales through vending machines or other devices, and sales by a concessionaire, licensee, third person or otherwise in relation to Licensee's Businesses. Each sale upon installment or credit shall be treated as a sale for the full price in the week during which such sale was made, irrespective of the time when Licensee receives payment from its customer. No deduction shall be allowed for uncollected or uncollectable credit accounts, unless and until same have been incapable of collection by Licensee for a period of six (6) months following the occurrence of such sale, provided that in the event that same is subsequently collected, whether in whole or in part, such collected amount shall be added to Gross Sales as at the date of collection. "Gross Sales" shall not include, however, (i) any sums collected and paid out for any sales or goods and services tax imposed by any duly constituted governmental authority on any sale effected in connection with Licensee's Businesses; (ii) the exchange of merchandise between the various locations of Licensee, if any, where such exchanges are made solely for the convenient operation of the business of Licensee and not for the purpose of consummating a sale which has theretofore been made in connection with one of Licensee's Businesses and/or for the purpose of depriving Licensor of the benefit of a sale which otherwise would be made in connection with one of Licensee's Businesses; (iii) the amount of returns to shippers or manufacturers, nor the amount of any cash or credit refund made upon any sale where the merchandise sold, or some part thereof, is thereafter returned by purchaser and accepted by Licensee; or (iv) sales of Licensee's trade fixtures.

                         ARTICLE II. GENERAL PROVISIONS

          2.1 Quiet Possession: Except as otherwise provided herein, if Licensee shall perform all of Licensee's obligations under this License, Licensee shall, subject to the provisions of this License, at all times during the License Term, have peaceful and quiet possession of the Licensed Premises.

          2.2  Targeted Commencement Date:

               (a) New, Relocated, or Expanded Stores: Subject to Section 3.3, the Targeted Commencement Date for new, relocated, or expanded Stores shall be the date and time of the Store Grand Opening (regardless of the normal business hours). Should Licensee fail to be open and operating on the Targeted Commencement Date, Licensee agrees to pay Licensor as an additional License Fee $5,000.00 ( five thousand dollars) in damages. Licensee also agrees to pay as additional License Fees $100.00 (one hundred dollars) for each additional day that it is not open for business. It would be impracticable or difficult to ascertain actual resulting damages to Licensor and the amounts set forth above are reasonable estimates of such damage and shall be paid to Licensor as liquidated damages in such event. In addition, it is requested that Licensee perform a dry run of all operations by the Friday before the Grand Opening date.

               (b) Existing Store Spaces: Subject to Section 3.2, the Targeted Commencement Date for existing Store spaces shall be mutually agreed upon between Licensor and Licensee as shown on the Attachment for each location.

               (c) Licensee Possesses: In any event, if Licensee takes possession of the space, but does not open for business within three (3) months of taking possession for any reason whatsoever, Licensor may, at its sole option, terminate this License as to such location and neither party shall have any further rights, duties or obligations hereunder.

              ARTICLE III. ACCEPTANCE AND CONSTRUCTION OF PREMISES

          3.1 Acceptance of Licensed Premises: By taking possession of the Licensed Premises, Licensee shall be deemed conclusively to have accepted the same "as is" and to have acknowledged that the same complies fully with Licensor's obligations hereunder, unless Licensee notifies Licensor in writing of any defects within three (3) business days of taking possession. Upon taking possession of the Licensed Premises, Licensee shall have the gate keyed and shall provide the store manager with a key to the gate for emergencies.

          3.2 Possession: If any present Licensee or occupant of the Licensed Premises holds over and Licensor cannot reasonably acquire possession of the Licensed Premises prior to the Targeted Commencement Date of this License, Licensor shall not be deemed to be in default hereunder, and Licensee agrees to accept possession of the Licensed Premises at such time as Licensor is able reasonably to tender the same. Licensor hereby waives the payment of License Fees for any period prior to such tender of possession.

          3.3 Tender of Possession: If Licensor does not tender possession of the Licensed Premises to Licensee for completion of Licensee's work by the Targeted Commencement Date, as above defined, Licensor shall not be deemed to be in default hereunder, and Licensee agrees to accept possession of the Licensed Premises at such time as Licensor tenders the same. Notwithstanding the foregoing, if Licensor, in Licensor's sole discretion (i) determines it will be unable to deliver possession of the Licensed Premises to Licensee within a reasonable time after the Targeted Commencement Date, by reason of construction or regulatory delays or otherwise, or (ii) elects not to construct the Store or the Licensed Premises, Licensor shall have the right to terminate this License Agreement as to such location by written notice to Licensee. In such event, this License shall terminate as to such location and neither party shall have any further rights, duties or obligations hereunder as to such location.

          3.4 Store Renovation: Licensee recognizes that Licensor may, from time to time, wish to renovate the Store by remodeling, rearranging or expanding the Store. Licensor has the right to relocate Licensee's space within the Store at any time. The costs involved shall be paid as mutually agreed upon on a future date on a site by site basis. In no event will Licensor be responsible for "loss of business," "lack of trade," or any other claim resulting out of such renovation. Notwithstanding any relocation of the Licensed Premises required by reason of renovating the Store, the Licensed Premises shall always be comparable in configuration and shall always retain approximately the same overall size to the original Licensed Premises, and shall be located at the front of the Store. Licensor agrees that Licensee may temporarily close the Licensed Premises if Licensee reasonably determines that its ability to operate is materially impaired due to work associated with Store renovation. License Fees shall be abated during periods in which the Licensed Premises is closed by reason of such work. If Licensee does not desire to relocate the Licensed Premises in accordance with the foregoing, then Licensee may terminate this License as to such location by giving Licensor written notice not less than thirty (30) days after Licensor's notice of intention to perform such renovation. Licensor reserves the right to terminate as to such location this License in the event that as a consequence of such renovation, Licensor cannot relocate the Licensed Premises.

                            ARTICLE IV. LICENSE FEES

          4.1 License Fees: Licensee shall pay to Licensor License Fees in respect of Licensee's Studio Businesses of [***] during each month of the Term. Upon Licensor's request, the License Fee shall be by wire transfer and shall be made for each calendar month not later than the tenth (10/th/) day (or the first business day following the tenth day, if the tenth day is a weekend or major holiday) of the calendar month following the month for which the License Fees are calculated. Licensee shall provide daily sales data for each Licensed Premise to Licensor's cash office. At the end of each calendar month, Licensor shall compile the sales data so received by the Licensed Premise, calculate the appropriate License Fee due by Licensed Premise and the aggregate License Fee for all Licensed Premises due for the previous calendar month, and shall communicate such calculations to Licensee. After Licensor's request, the License Fee shall continue to be paid in this manner each month until Licensor requests otherwise.

          The License Fees shall increase by [***] at each Proposed Increase Date, to a maximum of [***], provided that either of the following has occurred at such Proposed Increase Date:

               (a) Net New Stores shall have increased by [***] during the shorter of (i) the two years prior to the Proposed Increase Date or (ii) the period from the last Increase Date to the Proposed Increase Date, or

               (b) the Gross Sales from all studios Licensed under this License shall have increased by [***] during the shorter of (i) the two years prior to the Proposed Increase Date or (ii) the period from the last Increase Date to the Proposed Increase Date.

---------------------

[***] Redacted pursuant to a request for confidential treatment.

          For measurement purposes, Gross Sales for the twelve (12) months preceding the Proposed Increase Date will be compared with the Gross Sales for the twelve (12) months immediately preceding (i) the date of this License, (ii) two years prior to the Proposed Increase Date or
          (iii) the last Increase Date, as appropriate.

          In the event that neither condition (a) nor (b) is met at a Proposed Increase Date, such increase shall not occur on the Proposed Increase Date, but shall occur on the first day of Licensee's fiscal year following the fiscal year during which either condition (a) or (b) is met, using, as the starting date for comparison, the same starting date that was used for the missed Proposed Increase Date.

          Licensor and Licensee recognize that Licensee's Travelling Business is unprofitable and is maintained as a service to Licensor and Licensee's customers. For this reason, the License Fees payable to Licensor with respect to Licensee's Travelling Business shall be [***] of the total Gross Sales made by Licensee, its employees, concessionaires, agents, licensees, contractors, successors and assigns in connection with such Licensee's Business during each week throughout the Term.

          4.2 Taxes: In addition, Licensee shall bear the cost of and pay to the appropriate taxing authority all applicable federal, state and municipal sales, goods and services and other similar taxes (the "Taxes") applicable from time to time with respect to any payment by it under this License, in accordance with the provisions of the legislation imposing such tax or taxes.

          4.3 Sales Report: Licensee shall deliver to Licensor, each week, at its offices in Bentonville, AR, or at such other location as may be designated from time to time by Licensor, a sales and license fees report ("Sales and License Fees Report") for the week ended no more than ten (10) business days prior to the date of the Sales and License Fees Report, containing such information and in such format as may be agreed between the parties from time to time, along with the License Fees relative to the Gross Sales indicated on such Sales and License Fees Report. For greater certainty, the parties acknowledge and agree that the Sales and License Fees Report shall be prepared individually for each of Licensee's Businesses and shall specify the Gross Sales for the relevant week, and all preceding weeks in the year, the License Fees, together with a summary indicating the totals of same for all of Licensee's Businesses collectively. Licensee further covenants to provide a Sales and License Fees Report detailing the foregoing information for the immediately preceding year applicable to Licensee's Businesses, on the date which is thirty (30) days following the completion of such year. Licensee covenants and agrees to make all of its records pertaining to Licensee's Businesses available to Licensor and its agents for inspection and/or audit forthwith following the receipt by it of one (1) Business Day's prior written notice from Licensor and/or its agents requesting same. Licensee covenants and agrees to retain all such records for a minimum of two
          (2) years following the end of each year of the Term. Licensee shall provide the Sales and License Fees Report to Licensor electronically, as well as on paper, unless otherwise agreed between Licensor and Licensee.

          4.4 Adjustments: The parties covenant and agree to re-adjust any under or over payments of the License Fees payable under this License with respect to the immediately preceding year of the Term, within fifteen (15) days following any of the delivery by Licensee to Licensor of the annual Sales and License Fees Report referred to in
          Section 4.3, the date that a legitimate written request therefor by the other party based on a reporting error and/or other failure to comply with this License, and/or the date that Licensee becomes aware that it has effected an underpayment to Licensor. If a statement of Gross Sales submitted by Licensee in respect of one of Licensee's Businesses is found to be incorrect, so that such error resulted in an under-reporting of Gross Sales to Licensor which is greater than 3.5% of the Gross Sales for such Licensee's Business for the applicable year, Licensee shall pay all costs incurred by Licensor with respect to any audits of Licensee's books and records for all of Licensee's Businesses for such year, including, without limiting the generality of the foregoing, the costs of any internal auditors of Licensor.

          4.5 Interest: Licensee shall pay to Licensor interest on any monies owing to Licensor which are past due under this License at the rate of the annual rate of interest announced from time to time at the prime rate as a reference rate then in effect for determining interest rates on United States dollar commercial loans in the United States plus 3%. Such interest shall accrue from the date such monies first become due and payable to Licensor and shall be calculated and compounded semi-annually.

          4.6 Quarterly Statements: Licensee covenants and agrees to deliver to Licensor at the end of each quarter of each of Licensor's fiscal years (i.e. February 1 - January 31), copies of all of its most current financial statements,

-------------------

[***] Redacted pursuant to a request for confidential treatment.

          including without limiting the generality of the foregoing, balance sheet, income statement, statement of retained earnings, and cash flow statement, whether or not same have been independently audited and/or prepared by a certified public accountant. In addition to the foregoing, in the event that any of such financial statements shall be audited and/or prepared by a certified public accountant from time to time, Licensee shall forthwith deliver copies of any audit report or other report as to the adequacy of such financial statements to Licensor. Licensor covenants and agrees to maintain any financial statements and/or other information provided to it under this section
          4.6 in the strictest of confidence and shall not disclose any of same to any other person except as required by law or court order.

                      ARTICLE V. SALES REPORTS AND RECORDS

          5.1  Statement of Gross Sales: See 4.3, above

          5.2  Records: See 4.3 and 4.6, above

          5.3  Licensor's Right to Audit: See 4.3 and 4.5, above.

                            ARTICLE VI. COMMON AREAS

          6.1 Store Access: Licensee and its employees and their agents shall have free access to the public areas of the building and the Licensed Premises during regular store hours.

          6.2 Parking: Employees, subLicensees, licensees, or concessionaires of Licensee, while working in the Licensed Premises, shall be permitted to park their automobiles in spaces designated by Licensor. Licensee agrees that if any automobile or other vehicles owned by Licensee or any of its employees, subLicensees, licensees or concessionaires shall be parked in any part of the Common Area other than the specified areas designated for employee parking while performing services at the Licensed Premises, such vehicles will be towed at Licensee's expense. Licensor may from time to time substitute for any parking area other areas reasonably accessible to Licensee.

                 ARTICLE VII. USE AND CARE OF LICENSED PREMISES

          7.1  Operation:

               (a) The Licensed Premises may be used only for the purpose or purposes specified as Permitted Use in the Basic Provisions, and for no other purpose without the prior written consent of Licensor. Licensee shall not operate an ATM machine. Licensee shall not at any time leave the Licensed Premises vacant, but shall in good faith carry on each of Licensee's Businesses on such days, except for legal holidays on which the Store is closed or other days as agreed between Licensor and Licensee, and during such hours as are specified herein. The specific hours of operation during any day, except Sunday, shall be from 10:00am to 7:00pm, except that the studio shall be closed from 2:00pm to 3:00pm for lunch, or otherwise as determined by Licensee based upon local business practice. On Sunday the hours shall be from the later of store opening or 10:00 am to the earlier of store closing or 7:00pm with the studio closed from 2:00pm to 3:00pm for lunch. High Volume Locations may operate for an additional hour to 8:00p.m. at the option of Licensee. For greater certainty, nothing in this License shall prevent Licensee from extending the studio hours of operation on an individual studio basis, provided that Licensee must first review such change with Licensor and receive Licensor's approval to extend such hours of operation. Noncompliance by Licensee this Section 7.1(a) has an adverse, material impact on Licensor. Therefore, on a "per location" basis during a rolling twelve (12) month period, the first time Licensee does not comply with such paragraph, Licensee shall pay Licensor, as an additional License Fee, $200. For each time Licensee fails to comply thereafter, Licensee shall pay Licensor, as additional License Fees, $500. In addition, if Licensee fails to comply three (3) times within a consecutive twelve month period, Licensor may, at its sole option, terminate this License as it applies to a particular location.

               (b) Licensor covenants and agrees that, subject to the provisions of this section 7.1(b), it shall not permit any person other than Licensee to operate a portrait studio on a permanent, temporary, or "travelling promotion" basis, including, without limiting the foregoing, the taking of photographic portraits for graduation, weddings, holidays or special events, within any Store wherein Licensee carries on a Licensee's Business from time to time. For greater certainty and notwithstanding the foregoing, nothing herein contained shall prevent Licensor from: (i) itself or any of its other licensees selling any merchandise in any Store, including without limitation, picture frames, film, photographic equipment and other related merchandise or products related to portrait photographs, including, but not limited to, the

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          customisation of portraits including oil portraits; (ii) operating a photographic processing department in any Store; or (iii) operating a "Glamour Shots" or similar travelling promotional program within any Store.

          7.2 Customer Service Complaints: In the event Licensor receives over ten (10) legitimate, in Licensor's sole discretion, customer service complaints in any form (i.e., telephone, written, oral, etc.) regarding Licensee's business or activities conducted at or from the Licensed Premises, on a per location basis, during any fiscal year, Licensee will reimburse Licensor as additional License Fees, within fifteen (15) days of demand by Licensor, the amount of Fifty Dollars ($50.00) per complaint for administrative services, which shall be in addition to and not in lieu of any other rights or remedies Licensor may have under this License or applicable law.

          7.3 Customer Service Line: Licensee shall provide, at its sole expense, signage with a Customer Service Line notice including a toll free phone number and principal office address. The signage shall be in a conspicuous location in the Licensed Premises in full view of all customers while the Store is open for business.

          7.4 Trade Name: Licensee hereby acknowledges that Licensee's business reputation, Permitted Use of the Licensed Premises and ability to generate patronage to the Licensed Premises and the Store were all relied upon by Licensor and served as significant and material inducements contributing to Licensor's decision to execute this License with Licensee. Licensee hereby covenants and agrees to operate in the Licensed Premises only under the trade name(s) set forth in the Basic Provisions, and under no other name or trade name whatsoever without Licensor's prior written consent which may be withheld in Licensor's sole discretion. Licensee shall not own, operate, or be financially interested in, either directly or indirectly (by itself or with others), a business like or similar to the business permitted to be conducted hereunder, or which employs the same or similar trade name, within a radius of one quarter (1/4) mile of the perimeter of the Store, except for those which Licensee has in operation as of the date hereof. Without limiting Licensor's other available remedies, in the event Licensee should violate this section, Licensor may, at its option, (a) terminate this License as to such location upon thirty
          (30) days' written notice to Licensee, (b) enjoin the operation of the violative Store, or (c) include all Gross Sales generated by any violative store as Gross Sales in calculating the Percentage License Fees under this License.

          7.5  Care of Licensed Premises:

               (a) Licensee shall not conduct within the Licensed Premises any "fire", "bankruptcy", "going-out-of-business,"
               "lost-our-License," "fifty percent off" or similar sales within the Licensed Premises.

               (b) Licensee shall not permit any objectionable or unpleasant odors to emanate from the Licensed Premises; nor place or permit any radio, television, loudspeaker or amplifier on the inside or outside the Licensed Premises or where the same can be seen or heard from outside the Licensed Premises; nor place any antenna, awning or other projection on the exterior of the Licensed Premises; nor take any other action which would constitute a nuisance or would disturb or endanger other Licensees of the Store or unreasonably interfere with their use of their respective premises; nor do anything which would tend to injure the reputation of the Store. Licensee shall take good care of the Licensed Premises and keep the same free from waste, dirt, and rubbish at all times. Receiving and delivery of goods and merchandise and removal of refuse and trash shall be made only in the manner and areas prescribed by Licensor.

               (c) Licensee shall not, without Licensor's prior written consent, keep anything within the Licensed Premises or use the Licensed Premises for any purpose which increases the cost of insurance or invalidates or diminishes the coverage of any insurance policy carried on the Licensed Premises or other parts of the Store. All property kept, stored or maintained within the Licensed Premises by Licensee shall be at Licensee's sole risk and responsibility.

               (d) Licensee shall maintain all display areas in a neat, attractive condition and shall keep all display areas lighted while Licensee is open for business.

          7.6 Permits and Other Requirements: Licensee shall be Licensee's sole responsibility to identify and procure at its sole expense any permits, certificates of occupancy, business licenses and other licenses required for the transaction of business in the Licensed Premises and otherwise comply with all applicable laws, ordinances, and governmental regulations by Grand Opening.

            ARTICLE VIII. MAINTENANCE AND REPAIR OF LICENSED PREMISES

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     8.1 Licensor's Responsibilities: Licensor shall keep the foundation, exterior walls, heating, air conditioning (operating temperature range of 68 (degrees) to 74 (degrees), roof, rolling or sliding grills and fire shutters (except doors, and other exterior openings; locks and hardware;, signs, placards, decorations or advertising media of any type; and interior painting or other treatment of exterior walls) of the Licensed Premises in good repair. Licensor, however, shall not be required to make any repairs occasioned by the act or omission of Licensee or Licensee's agents, employees, sublicensees, licensees and concessionaires. If the Licensed Premises needs repairs required to be made by Licensor hereunder, Licensee shall give immediate written and oral notice thereof to Licensor, and Licensor shall not be responsible in any way for failure to make any such repairs until a reasonable time shall have elapsed after receipt by Licensor of such notice. In addition to sending Licensor written notice, for any maintenance, warranty, or heat and air control issues, please call 479-273-4747 or after hours and weekends call 800-932-3367.

     8.2 Licensee's Responsibilities: Licensee shall be responsible for maintenance and repair of the interior of the Licensed Premises and shall keep the Licensed Premises in good, clean and habitable condition and shall at its sole cost and expense keep the Licensed Premises free of insects, rodents, vermin and other pests and make all needed repairs and replacements, including replacement of cracked or broken glass, except for repairs and replacements required to be made by Licensor under the provisions of Section 8.1, Article XV and Article XVI. Without limiting the coverage of the previous sentence, it is understood that all construction, installation and modifications to the Licensed Premises by Licensee are Licensee's responsibilities and therein include, but are not limited to the repair and replacement of all plumbing, sprinkler and other electrical, mechanical and electromotive installation, equipment and fixtures, all utility repairs in ducts, conduits, pipes and wiring, and any sewer stoppage located in, under or above the Licensed PremisesIf any repairs required to be made by Licensee hereunder are not made within ten (10) days after notice by Licensor, Licensor may at its sole option make such repairs without liability to Licensee for any loss or damage which may result to its stock or business by reason of such repairs; and Licensee shall pay to Licensor upon demand, as additional License Fees hereunder, the cost of such repairs plus ten percent (10%) thereof as an administrative fee to Licensor plus interest at the maximum lawful rate in the state where the Licensed Premises is located (but in no event to exceed one and one-half percent (1 1/2%) per month), such interest to accrue continuously from the date of payment by Licensor until repayment by Licensee.

     8.3 Licensee's Responsibilities upon Quitting Licensed Premises:

               (a) Upon quitting the Licensed Premises for any reason whatsoever, Licensee agrees to promptly remove all fixtures, internal and external signage, and personal property. Licensee shall turn the space into a vanilla shell. This includes removing all counters, floor coverings, cabinets, signage, partition walls, and safe. Dropped ceiling and light fixtures shall remain. Sheetrock on the perimeter walls is to be complete and unblemished. Licensee shall place a temporary dust wall across the front of the Licensed Premises during tear down and removal to prevent dust from entering the Store. Licensee shall be responsible for disposing of all fixtures and improvements from the Store, but shall not remove any construction debris during peak daytime shopping hours as determined by Licensor. The Licensed Premises shall be left in a clean condition. In addition, Licensee shall remove exterior signage from the Licensed Premises and the Store, if applicable and restore exteriors to their original condition.

               (b) If Licensee fails to remove and repair damage caused by the removal of all fixtures, internal and external signage, and personal property within five (5) business days after quitting the Licensed Premises, Licensee shall pay Licensor as additional License Fees $15,000.00 (fifteen thousand dollars). Licensee's security deposit, if any, will be applied toward such amount. It would be impracticable or difficult to ascertain actual resulting damages to Licensor and the amount set forth above is a reasonable estimate of such damage and shall be paid to Licensor as liquidated damages. In the event that any unrepaired, physical damage to the Demised Premises is in excess of $15,000.00 (fifteen thousand dollars), Licensor reserves the right to repair such damage and seek further reimbursement from Licensee.

                    ARTICLE IX. ALTERATIONS AND CONSTRUCTION

     9.1 Alterations: Licensee shall not make any alterations, additions or improvements to the Licensed Premises without the prior written consent of Licensor, except for the installation of trade fixtures which may be installed without drilling, cutting, or otherwise defacing the Licensed Premises. Licensee shall not place merchandise or fixtures outside of the Licensed Premises, except for T-stands for advertising which have been approved by Wal-Mart Marketing.

     9.2 Construction: All construction work done by Licensee, its contractors, employees, agents, licensees, officers, suppliers, or any other persons performing any function for Licensee within the Licensed Premises shall

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

     be performed in a good and workmanlike manner, in compliance with all governmental requirements and in such manner as to cause a minimum of interference with other construction in progress and with the transaction of business in the Store. Licensee must erect a dust wall of plywood and plastic sheeting (i.e. Visquine) during buildout and any other construction work. Licensee agrees to defend, indemnify and hold Licensor harmless (with counsel reasonably acceptable to Licensor) against any loss, liability or damage to persons or property that might arise from such construction or maintenance, including, without limitation, attorneys' fees and costs of litigation ("Damages") resulting from such work performed by Licensee, its contractors, employees, agents, licensees, officers, suppliers, or any other persons performing any function for Licensee, and Licensee shall, if requested by Licensor, furnish a bond or other security satisfactory to Licensor against any such Damages. Licensee's contractors must be licensed and carry workers' compensation coverage as required by law. Licensee's contractors must comply with all governmental requirements, including but not limited to obtaining all applicable permits, licenses, and other documents necessary to perform such construction work.

     9.3 Covenants Against Liens: Licensee covenants and agrees that it shall not, during the term hereof, suffer or permit any lien to be attached to or upon the Licensed Premises or any part thereof by reason of any act or omission on the part of Licensee, its contractors, employees, agents, licensees, officers, suppliers, or any other persons performing any function for Licensee, and hereby agrees to save and hold harmless Licensor from or against any such lien or claim of lien. In the event that any such lien is filed, Licensee may post a bond or other adequate security to cure such default; however, any lien must be cleared within five (5) days after receipt of notice of such lien. If such lien is not cleared, Licensor in its sole discretion, may pay and discharge the same and relieve the Licensed Premises therefrom, and Licensee agrees to repay and reimburse Licensor upon demand for the amount so paid by Licensor together with interest thereon and such interest shall be at a rate which is the lower of fifteen percent (15%) per annum or the highest rate allowed by the law of the state in which the Licensed Premises is located.

                      ARTICLE X. LICENSOR'S RIGHT OF ACCESS

     10.1 Licensor's Right of Access: Licensor shall have the right to enter upon the Licensed Premises at any reasonable time for the purpose of inspecting the same or making repairs, alterations or additions to adjacent premises, showing the Licensed Premises to prospective purchasers, lessees or lenders, or pursuing or investigating suspected shoplifting offenses.

     10.2 Use of Roof: Use of the roof above the Licensed Premises is reserved to Licensor.

                         ARTICLE XI. SIGNS; STOREFRONTS

     11.1 Signs; Storefronts: Licensee shall not, without Licensor's prior written consent, (a) make any changes to the storefront or exterior facade of the Licensed Premises, (b) install any exterior lighting, decorations, paintings, awnings, canopies or the like, or (c) erect or install any signs, window or door lettering placards, decorations or advertising media of any type which can be viewed from the exterior of the Licensed Premises, excepting only appropriate displays of customary type in its display area. All signs, lettering, placards, decorations and advertising media shall conform in all respects to the sign criteria established by Licensor for the Store from time to time in the exercise of its sole discretion, and shall be subject to the prior written approval of Licensor as to construction, method of attachment, size, shape, height, lighting, color and general appearance, pursuant to the procedures outlined in 11.2 through
     11.5. All signs inside the Licensed Premises shall be kept in good condition and in proper operating order at all times at Licensee's expense. No temporary banners shall be substituted for permanent signs at any time or for any reason.

     11.2 Building Signage: Licensor may allow, but does not guarantee, exterior signage of one sign with a maximum of 20 sq. ft. stud- mounted, illuminated or non-illuminated letters or box with prior written approval required by the Vestibule Leasing Department. The sign will be installed in the location dictated by Licensor, in Licensor's sole discretion.

     11.3 Installation and Permitting: Licensee will be responsible for all installation, permitting and costs.

     11.4 Licensor Approval: Licensor shall give the final approval of Licensee signage projects. Licensee will be allowed to begin the permitting process for its sign after Licensor's signing package has been approved. NOTE:
     LICENSOR SIGNAGE WILL HAVE PRIORITY AT ALL LOCATIONS.

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

     11.5 Restrictions: No other Licensee signage, such as flags, floor decals, road signs, road-sign banners, banners hanging on outside of building, shopping cart signs, etc. will be permitted. All signage must be submitted to and approved by the Vestibule Leasing Department before they can be considered for part of Licensee signage in any store. No additional signage is authorized.

                             ARTICLE XII. UTILITIES

     12.1 Utility Charge: Licensor shall pay all charges for electricity, water, gas, sewerage service, and H.V.A.C. furnished to the Licensed Premises. Licensee shall pay for telephone service and any other utility services not paid for by Licensor. Licensee shall be responsible for the ordering of any separate telephone line needed in a Licensed Premise. Licensee shall be responsible for ordering, equipment and monthly recurring charges associated with same. Licensee may list such telephone number in any telephone directory using the Trade Name. Licensor will provide cabling and phone access from the Licensor's phone system to the Licensee's area. Cabling will be limited to 2-CAT 3 cables terminated on flush-mount faceplates. Each face plate will be a dual outlet. Phone access will be limited to an extension phone off of the phone system and will be programmed to provide paging system access only. Licensor will cross-connect the Licensee's telephone line to the cabling if requested by Licensee. Licensee will not use any cordless phone within the Licensed Premises unless approved by Licensor Telecommunications Department at phone number 479-277-4945, option #7.

     12.2 Interruption of Utilities: Licensor shall not be liable for any interruption whatsoever in utility services not furnished by Licensor nor for interruptions in utility services furnished by Licensor which are due to fire, accident, strike, acts of God or other causes beyond the control of Licensor or in order to make alterations, repairs or improvements.

             ARTICLE XIII. INDEMNITY AND PUBLIC LIABILITY INSURANCE

     13.1 Injury and Damage: Licensor shall not be liable to Licensee or to Licensee's employees, agents, invitees, or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Licensed Premises, the Common Area or elsewhere in the Store, caused by the acts or omissions of Licensee, its employees, sublicensees, licensees or concessionaires, or of any other person entering the Licensed Premises, Common Area or Store under the express or implied invitation of Licensee, or arising out of the use of the Licensed Premises by Licensee or the conduct of its business therein, or arising out of any breach or default by Licensee in the performance of its obligations under this License; and Licensee hereby agrees to defend, indemnify and hold Licensor harmless (with counsel reasonably acceptable to Licensor) from any damages arising out of such damage or injury.

     13.2 Insurance: Licensee shall keep in force and effect at all times during the term of this License, with a company or companies acceptable to Licensor, the following minimum insurance coverages:

          a.   Workers' Compensation coverage as required by law;
          b. Employer's liability coverage on an occurrence basis with general aggregate limit per occurrence of not less than $1,000,000.00; and
          c. Commercial general liability coverage on an occurrence basis with general aggregate limit per occurrence of not less than $2,000,000.00.

     If permitted by law, each policy shall name Licensor as an additional insured and shall contain a provision that such policy may not be canceled or the coverages provided by it reduced without first giving at least ten
     (10) days' written notice to Licensor. Licensee shall provide Licensor with evidence satisfactory to Licensor of the existence of insurance in compliance with the provisions of this License. If Licensee fails to comply with any of the requirements of this License relating to insurance, Licensor may obtain such insurance and Licensee shall pay to Licensor on demand as additional License Fees hereunder the cost incurred by Licensor in doing so, plus ten percent (10%) as an administrative fee to Licensor, plus interest at the maximum contractual rate (but in no event to exceed one and one-half per cent (1 1/2%) per month) from the date of payment by Licensor until repaid by Licensee.

                 ARTICLE XIV. NON-LIABILITY FOR CERTAIN DAMAGES

     14.1 Licensor Non-Liability:

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


          (a) Licensor and Licensor's agents and employees shall not be liable to Licensee for any injury to person or damage to property caused by the Licensed Premises or other portions of the Store becoming out of repair; or by defect or failure of any structural element of the Licensed Premises or of any equipment, pipes or wiring or broken glass; or by the backing up of drains; or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Licensed Premises; nor shall Licensor be liable to Licensee for any loss or damage that may be occasioned by or through the acts or omissions of other Licensees of the Store or of any other persons whomsoever, excepting only duly authorized employees and agents of Licensor.

          (b) Licensor and Licensor's agents and employees shall not be liable to Licensee or to Licensee's employees, agents or visitors, or to any other person whomsoever, for any injury to person or damage to property on or about the Licensed Premises or the Common Area caused in whole or in part by the negligence or misconduct of Licensee, its employees, sublicensees, invitees, licensees or concessionaires, or of any other person entering the Store under express or implied invitation of Licensee, or arising out of the use of the Licensed Premises by Licensee or the conduct of its business therein, or arising out of any breach or default by Licensee in the performance of its obligations under this License; and Licensee hereby agrees to defend, indemnify and hold Licensor harmless (with counsel reasonably acceptable to Licensor) from any Damages arising out of such damage or injury.

     14.2 Licensee Non-Liability: Licensee and its agents and employees shall not be liable to Licensor for any injury to person or damage to property caused by the Licensed Premises or other portions of the Store becoming out of repair; or by defect or failure of any structural element of the Licensed Premises or of any equipment, pipes or wiring or broken glass; or by the backing up of drains; or by gas, water, steam, electricity or oil leaking, escaping or flowing into the Licensed Premises; nor shall Licensee be liable to Licensor for any losses or damage that may be occasioned by or through the acts or omissions of other Licensees of the Store or of any other persons whomsoever, excepting only duly authorized employees and agents of Licensee.

     14.3 Mutual Waiver of Subrogation: Licensor and Licensee each hereby releases the other from any and all liability or responsibility to the other or to any other party claiming through or under them by way of subrogation or otherwise, for any loss or damage to property caused by a casualty which is insured under standard fire and extended coverage insurance; provided, however, that this mutual waiver shall be applicable only with respect to a loss or damage occurring during the time when standard fire and extended coverage insurance policies contain a clause or endorsement to the effect that any such release shall not adversely affect or impair the policy or the right of the insured party to receive proceeds under the policy or when such liability is caused by gross negligence or willful misconduct.

                         ARTICLE XV. DAMAGES BY CASUALTY

     15.1 Notice to Licensor: Licensee shall give immediate oral and written notice to Licensor of any damage caused to the Licensed Premises by fire or other casualty.

     15.2 Licensor's Repair of Casualty Damage: In the event that the Store or Licensed Premises is damaged or destroyed by fire or other casualty covered by Licensor's insurance, then Licensor may elect either to terminate this License as to such location or proceed to rebuild and repair the Store and/or Licensed Premises. Licensor shall give notice to Licensee of such election within sixty (60) days after the occurrence of such casualty, and if Licensor elects to rebuild and repair, shall proceed to do so with reasonable diligence and at its sole cost and expense. As it relates to the Licensed Premises, Licensor's work under this Article XV shall be limited to restoring the Licensed Premises to substantially the condition in which the same existed prior to such casualty, exclusive of any alterations, additions, improvements, fixtures and equipment installed by Licensee to substantially the same condition in which the same existed prior to the casualty.

     15.3 Licensee's Repair of Casualty Damage: Licensee agrees that promptly after completion of such work by Licensor, Licensee will proceed with reasonable diligence and at Licensee's sole cost and expense to restore, repair and replace all alterations, addition, improvements, fixtures, signs and equipment installed by Licensee.

     15.4 Operation of Licensed Premises After Casualty: Licensee agrees that during any period of reconstruction or repair of the Licensed Premises, it will continue the operation of its business within the Licensed Premises to the extent practicable. During the period from the occurrence of the casualty until Licensor's repairs are completed, the Minimum License Fees shall be reduced to such extent as may be fair and reasonable under the

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

     circumstances. License Fees shall be abated during periods in which the Licensed Premises is closed by reason of work associated with Store reconstruction or repair.

     15.5 Licensee's Insurance: Licensee will secure at Licensee's sole cost property insurance coverage normally covered in a fire and extended coverage policy for Licensee's equipment, fixtures, alterations and improvements and/or betterments. Loss of License Feess coverage shall also be included.

                            ARTICLE XVI. CONDEMNATION

     16.1 Condemnation Equal to or Greater Than Thirty Percent: If thirty percent (30%) or more of the floor area of the Licensed Premises is taken for any public or quasi-public use under any governmental law, ordinance or regulation or by right of eminent domain or by private purchase in lieu thereof, this License shall terminate as to such location and the License Fees shall be abated during the unexpired portion of this License, effective on the date physical possession is taken by the condemning authority.

     16.2 Condemnation Less Than Thirty Percent: If less than thirty percent (30%) of the floor area of the Licensed Premises is taken as aforesaid, this License shall not terminate. Following such partial taking, Licensor shall make all necessary repairs or alterations to the remaining premises required to make the remaining portions of the Licensed Premises an architectural whole.

     16.3 Condemnation of Common Area: If any part of the Common Area is taken as aforesaid, this License shall not terminate nor shall the License Fees payable hereunder be reduced, except that either Licensor or Licensee may terminate this License as to such location if the area of the Common Area remaining following such taking plus any additional parking area provided by Licensor in reasonable proximity to the Store is less than seventy percent (70%) of the area of the Common Area immediately prior to the taking. Any election to terminate this License as to such location in accordance with this provision shall be evidenced by written notice of termination delivered to the other party within thirty (30) days after the date physical possession is taken by the condemning authority.

     16.4 Condemnation Compensation: All compensation awarded for any taking (or the proceeds of private sale in lieu thereof) of the Licensed Premises or Common Area shall be the property of Licensor, and Licensee hereby assigns its interest in any such award to Licensor; provided, however, Licensor shall have no interest in any award made to Licensee for Licensee's moving and relocation expenses or for the loss of Licensee's fixtures and other tangible personal property if a separate award for such items is made to Licensee.

             ARTICLE XVII. ASSIGNMENT AND SUBLINCENSING; FRANCHISES

     17.1 Licensor's Consent: Licensee shall not assign or in any manner transfer this License or any estate or interest therein, or sublicense the Licensed Premises or any part thereof, or grant any license, concession or other right of occupancy of any portion of the Licensed Premises without the prior written consent of Licensor, which consent may be withheld at Licensor's sole discretion. Consent by Licensor to one or more assignments, sublicensing or grants shall not operate as a waiver of Licensor's rights as to any subsequent assignments, sublicensing or grants.

     17.2 Corporations as Licensees: Intentionally omitted

     17.3 Effect of Licensor Consent: Notwithstanding any assignment, subletting or grant, Licensee and any guarantor of Licensee's obligations under this License shall at all times remain fully responsible and liable for the payment of the License Fees herein specified and for all of Licensee's other obligations under this License (even if future assignments, sublettings or grants occur subsequent to the assignment, subletting or grant by Licensee and regardless of whether or not Licensee's consent has been obtained for such future assignments, sublettings or grants). If the License Fees and other consideration paid and payable by an assignee, sublessee or grantee exceeds the License Fees payable under this License, then Licensee shall be bound and obligated to pay Licensor all such excess License Fees and other excess consideration within ten (10) days following receipt thereof by Licensee. In any such event of assignment, subletting or grant, it is understood and agreed that all License Fees and other consideration paid to Licensee by an assignee, sublessee or grantee shall be received by Licensee in trust for Licensor, to be forwarded immediately to Licensor without offset or reduction of any kind, and upon election by Licensor, such License Fees and other consideration shall be paid directly to Licensor as specified in Section 4.1 of this License (to be applied as a credit and offset to such of Licensee's License Fees and other obligations as may be selected by Licensor.)

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

     17.4 Licensor's Sublease: If Licensor is subleasing the Store,, Licensee accepts this License subject to all of the terms and conditions of the underlying Sublease under which Licensor holds the Store as lessee. Licensee covenants that it will do no act or thing which would constitute a violation by Licensor of its obligations under such underlying Sublease.

     17.5 No Encumbrances: Licensee shall not mortgage, pledge or otherwise encumber its interest in this License or in the Licensed Premises.

     17.6 Transfer by Licensor: In the event of the transfer and assignment by Licensor of its interest in this License and in the Store to a person expressly assuming Licensor's obligations under this License, Licensor shall thereby be released from any further obligations hereunder, and Licensee agrees to look solely to such successor in interest of Licensor for performance of such obligations. Any security given by Licensee to secure performance of Licensee's obligations hereunder may be assigned and transferred by Licensor to such successor in interest, and Licensor shall thereby be discharged of any further obligation relating thereto.

     17.7 Franchises: From time to time and with written consent from Licensor, Licensee may grant to third parties selected by Licensee the right to operate a business in the Licensed Premises, under the same trade name, as a franchisee of Licensee. A franchisee will be responsible to Licensor in the same manner and to the same extent as Licensee is under this License and shall execute such documents as Licensor shall reasonably require to evidence their assumption of the obligations contained herein. Licensee shall, at all times, remain liable to Licensor despite any grant to a franchisee, and shall also be liable for all acts or omissions of any franchisee. Licensee shall, with counsel reasonably acceptable to Licensor, defend, indemnify and hold Licensor harmless from any claim, suit, action or proceeding brought by any franchisee or prospective franchisee of Licensee alleging a breach or violation of any law, regulation or statute concerning or regulating the sale or operation of franchisees, except if such breach or violation is caused by the gross negligence or willful act of Licensor. Licensor shall not be considered a franchisor under any circumstance and shall have no relationship with such franchisee except for the relationship of Licensor and Licensee.

                       ARTICLE XVIII. TAXES AND INSURANCE

     18.1 Licensee's Responsibility for Taxes: Licensee shall be liable for all taxes levied against personal property and trade fixtures placed by Licensee in the Licensed Premises. If any such taxes are levied against Licensor or Licensor's property and Licensor elects to pay the same, or if the assessed value of Licensor's property is increased by inclusion of personal property and trade fixtures placed by Licensee in the Licensed Premises and Licensor elects to pay the taxes based on such increase, Licensee shall pay to Licensor upon demand that part of such taxes for which Licensee is primarily liable hereunder.

     18.2 Licensor's Responsibility for Taxes: Except as provided in Section 18.1, Licensor shall pay or cause to be paid all general real estate taxes, general and special assessments, parking surcharges and other governmental charges (hereinafter collectively referred to as the "General Taxes") levied against the Store for each real estate tax year.

     18.3 License Fees Taxes, etc.: If at any time during the License Term, a tax or excise on License Fees or other tax however described (except any franchise, capital stock, income or excess profits tax imposed upon Licensor) is levied or assessed against Licensor by any lawful taxing authority on account of Licensor's interest in this License or the License Fees or other charges reserved hereunder, as a substitute in whole or in part, or in addition to the General Taxes described in Section 18.2 above, Licensee agrees to pay to Licensor upon demand, and in addition to the License Fees and other charges prescribed in this License, the amount of such tax or excise. In the event any such tax or excise is levied or assessed directly against Licensee, then Licensee shall be responsible for and shall pay the same at such times and in such manner as the taxing authority shall require.

                  ARTICLE XIX. DEFAULT BY LICENSEE AND REMEDIES

     19.1 Events of Default: In addition to any Events of Default specifically mentioned throughout this License, each of the following shall be deemed to be an "Event of Default" by Licensee under this License:

          a. Licensee shall fail to pay any installment of License Fees or any other obligation hereunder involving the payment of money and such failure shall continue for a period of ten (10) days after the date due.

          b. Licensee shall fail to comply with any term, provision or covenant of this License other than as described in subsection (a) above. Licensee shall have the right to cure such failure within fifteen (15) days after notice thereof to Licensee by Licensor, or, as to matters which cannot be remedied within fifteen (15) days if Licensee fails to commence efforts to remedy such default within such fifteen (15) day period and thereafter diligently prosecute such efforts so that such default is cured within a reasonable time, not to exceed ninety (90) days from Licensee's receipt of such notice. If such event of default occurs, Licensor shall have the right to enter upon the Licensed Premises without being liable for prosecution of any claim for damages therefor, and do whatever Licensee is obligated to do under the terms of this License; and Licensee agrees to reimburse Licensor on demand for any expenses which Licensor may incur in thus effecting compliance with Licensee's obligations under this License including reasonable attorney fees, court costs, and/or other expenses; and Licensee further agrees that Licensor shall not be liable for any damages resulting to Licensee from such action.

          c. Licensee or any guarantor of Licensee's obligations under this License shall become insolvent, or shall make a transfer in fraud of creditors, or shall make an assignment for the benefit of creditors.

          d. Licensee or any guarantor of Licensee's obligations under this License shall file a petition (or have an involuntary petition filed against it which is not dismissed within sixty (60) days after filing) under any section or chapter of the Federal Bankruptcy Act, as amended, or under any bankruptcy or insolvency law or statute of the United States or any state.

          e. A receiver or trustee shall be appointed for the Licensed Premises or for all or substantially all of the assets of Licensee or any guarantor of Licensee's obligations under this License.

          f. Licensee shall desert, cease to continuously operate, or vacate or commence, threaten or declare its intention to desert or vacate, the Licensed Premises or any substantial portion of the Licensed Premises; or shall remove, attempt to remove or threaten or declare its intention to remove, without the prior written consent of Licensor, all or a substantial value of Licensee's goods, wares, equipment, fixtures, furniture, or other personal property.

          g. Licensee shall, by any act or omission, cause or permit a lien to be created or to arise by operation of law or otherwise upon the Licensed Premises. In the event a lien is filed, Licensee may post a bond or other adequate security to cure such default; however, any lien must be cleared within five (5) days after receipt of notice of such lien.

          h. Licensee or any of its employees, agents, licensees, officers, suppliers, or contractors shall violate any rule, local ordinance, law (civil or criminal), or commit any illegal act or omission in the operation or any other activity associated in any way with the Licensed Premises.

     19.2 Licensor's Remedies: Failure by Licensor to enforce one or more of the remedies herein provided upon an event of default shall not be deemed or construed to constitute a waiver of such default.

          (a) In the event that Licensor shall obtain possession by reentry, summary proceedings, legal or equitable actions or proceedings or other lawful measures as a result of any Default by Licensee, Licensee agrees to pay to Licensor all reasonable and ordinary legal expenses incurred by Licensor in obtaining possession of the Licensed Premises and the usual and ordinary commissions for re-letting the same for any term not extending beyond the term of this License. Licensee further agrees in such event to remain liable for and to pay all License Fees and other sums herein reserved, less the net amount of License Fees which shall be collected and received by Licensor from the Licensed Premises, for and during the balance of the term of this License. If Licensor does not re-let the Licensed Premises, Licensor may elect to recover, as liquidated damages and not as a penalty, an amount equal to the License Fees provided herein to be paid by Licensee to Licensor for the remainder of the term of this License, less the fair rental value of the Licensed Premises for said period.

          (b) Licensor may terminate this License as to such location upon ten
          (10) days written notice, in which event Licensee shall immediately surrender the Licensed Premises to Licensor. If Licensee fails to do so, Licensor may, without prejudice to any other remedy which Licensor may have for possession or arrearages in License Fees (including any interest which may have accrued pursuant to Article III of this License), enter upon and take possession of the Licensed Premises. In addition, Licensee agrees to pay to Licensor on demand the amount of all loss and damage which Licensor may suffer by reason of any termination effected pursuant to this Subsection. Licensee hereby waives any statutory requirement of prior written notice for filing eviction or damage suits for nonpayment of License Fees. Licensee hereby waives any claim that may arise against Licensor as a consequence of Licensor's re-entry. In addition, Licensor may choose to terminate either a specific location or the entire License agreement at Licensor's sole discretion. Terminating one location does not mean all locations are automatically terminated.

          (c) When Licensor desires, Licensor may demand a final settlement. Upon demand for a final settlement, Licensor shall have a right to, and Licensee hereby agrees to pay, the difference between the total of all License Fees and other charges provided in this License for the remainder of the term and the reasonable rental value of the Licensed Premises for such period, such difference to be discounted to present value at the rate of eight percent (8%) per annum).

          (d) Licensor may accelerate payments of future installments of License Fees without setoff or mitigation, and Licensee shall pay to Licensor a sum equal to the entire amount of the License Fees for the remainder of the License term, plus any other sums due to Licensor under this License.

          (e) Licensee shall compensate Licensor for all expenses incurred by Licensor in repossession (including among other expenses, any increase in Insurance Premiums caused by the vacancy of the Licensed Premises), all expenses incurred by Licensor in relicensing or reletting (including among other expenses, repairs, remodeling, replacements, advertisements and brokerage fees), all concessions granted to a new Licensee or Tenant upon relicensing or reletting (including among other concessions, renewal options), all losses incurred by Licensor as a direct or indirect result of Licensee's default (including among other losses, any adverse reaction by Licensor's mortgagee or by other Licensees or Tenants or potential Licensees or Tenants of the Store), and a reasonable allowance for Licensor's administrative efforts, salaries and overhead attributable directly or indirectly to Licensee's default and Licensor's pursuing the rights and remedies provided herein and under applicable law.

     19.3 Injunction: Licensor may restrain or enjoin any breach or threatened breach of any covenant, duty or obligation of Licensee herein contained without the necessity of proving the inadequacy of any legal remedy or irreparable harm.

     19.4 Attorney's Fees: Licensee agrees to pay any reasonable attorney's fees and expenses incurred by Licensor by reason of an Event of Default.

     19.5 Additions to Minimum License Fees: In determining the monthly License Fees and other amounts due as provided in this License, there shall be added to the Minimum License Fees, the charges for taxes, plus one twenty-fourth (1/24) of the total of all Percentage License Fees because of Gross Sales during the two (2) full fiscal years immediately preceding the date Licensor initiated action pursuant to said subsection (or, if two (2) full fiscal years have not then elapsed, to the corresponding fraction of all Percentage License Fees required to be paid because of Gross Sales during the period commencing with the Commencement Date of this License and concluding with the date on which Licensor initiated such action).

     19.6 Remedies are Cumulative: Unless expressly provided otherwise herein, remedies conferred by this License upon the respective parties are not intended to be exclusive, but are cumulative and in addition to remedies otherwise afforded by law.

              ARTICLE XX. LICENSOR'S CONTRACTUAL SECURITY INTEREST

     20.1 This section has been deleted in its entirety.

     20.2 This section has been deleted in its entirety.

                            ARTICLE XXI. HOLDING OVER

     21.1 Holdover Status: If Licensee remains in possession of the Licensed Premises after the expiration of this License and without the execution of a new License, it shall be deemed to be occupying the Licensed Premises as a Licensee from month-to-month at a monthly rate equal to the Minimum License Fees in effect at the expiration of this License, plus other amounts (including without limitation any Percentage License Fees) due under this License, plus fifty percent (50%) of the total of all such amounts, and such holdover tenancy shall otherwise be subject to all the provisions of this License.

                   ARTICLE XXII. SUBORDINATION AND ATTORNMENT

     22.1 Mortgages, etc.: Licensee accepts this License subject and subordinate to any leases, mortgages, deeds of trust or other liens ("Lien") presently existing or hereafter placed upon the Licensed Premises or the Store as a whole and to any renewals and extensions thereof. Licensee agrees that any such Lien holder shall have the right at any time to subordinate such Lien to this License; provided, however, notwithstanding that this License may be (or made to be) superior to a Lien, the provisions of such Lien relative to the rights of the Lien holder with respect to proceeds arising from an eminent domain taking (including a voluntary conveyance by Licensor) and/or arising from insurance payable by reason of damage to or destruction of the Licensed Premises shall be prior and superior to any contrary provisions contained in this instrument with respect to the payment or usage thereof. Licensor is hereby irrevocably vested with full power and authority to subordinate this License to any Lien hereafter placed upon the Licensed Premises or the Store as a whole, and Licensee agrees upon demand to execute such further instruments subordinating this License as Licensor may request; provided, however, that upon Licensee's written request, Licensor shall use good faith efforts to obtain from any such Lien holder a written agreement that the rights of Licensee shall remain in full force and effect during the License Term so long as an Event of Default does not occur under this License.

     22.2 Notice to Mortgagee: If the holder of an outstanding mortgage, deed of trust or other lien covering Licensor's interest in the Licensed Premises has given Licensee written notice of its interest in this License, Licensee may not exercise any remedies for default by Licensor hereunder unless such default remains uncured thirty (30) days after Licensee gives such holder written notice of such default.

     22.3 Estoppel Certificates: Licensee agrees that it will from time to time upon request by Licensor execute and deliver to Licensor a written statement addressed to Licensor (or as designated by Licensor), identifying Licensee and this License, certifying that this License is unmodified and in full force and effect (or identifying any modifications and certifying that this License is in full force and effect as so modified), confirming that Licensor is not in default under this License (or if Licensor is in default, specifying any default), confirming Licensee's agreements contained above in this Article XXII, confirming the Commencement and Termination Dates of this License and containing such other information, certifications or confirmations as Licensor may reasonably request. Licensor is hereby irrevocably appointed and authorized as the agent and attorney-in-fact of Licensee to execute and deliver any such written statement on Licensee's behalf if Licensee fails to do so within seven (7) days after the delivery of a written request from Licensor to Licensee. Licensor may treat such failure as an Event of Default.

     22.4 Attornment: Licensee shall attorn to any of Licensor's successors under all the terms, covenants and conditions of this License for the balance of any remaining License Term.

                     ARTICLE XXIII. NOTICES & CORRESPONDENCE

     23.1 Notices: Any notice required or permitted hereunder shall be in writing (a) by certified mail or (b) by overnight delivery. Any notice shall be deemed to be delivered when actually received by the designated addressee if delivered in person; or, regardless of whether actually received or not, when deposited in the United States Mail, postage prepaid, certified mail, return receipt requested, addressed to the parties hereto at the respective notice addresses set forth in the Basic Provisions or at such other addresses as they have theretofore specified by written notice.

     23.2 Notice Binding: All parties included within the terms "Licensor" and "Licensee", respectively, shall be bound by notices and payments given and made in accordance with the provisions of this License to the same effect as if each had received such notice or payment.

                            ARTICLE XXIV. REGULATIONS

     24.1 Compliance with Regulations:
          (a) Licensee shall comply with all laws, rules, orders, directives and regulations (collectively "Regulations") pertaining to the Licensed Premises, including but not limited to the Americans with Disabilities Act
     (ADA) and environmental Regulations. Licensee waives any claim it may have against Licensor regarding any changes Licensor may make in the Store or the Licensed Premises necessary to comply with such Regulations.
          (b) Licensee and Licensor specifically acknowledge and agree that they will comply with all applicable Federal, state and local laws prohibiting discrimination because of race, national origin, citizenship, religion, sex, disability, or veteran status.

     24.2 Hazardous Waste: Licensee (hereafter the indemnifying party), its successors and assigns, shall indemnify, defend and hold harmless Licensor (with counsel reasonably acceptable to Licensor) from and against any and all losses, liabilities (including strict liability), damages, injuries, expenses, and costs including, without limitation, reasonable attorney's fees, of any settlement or judgment and claims of any and every kind whatsoever paid, incurred or suffered by, or asserted against, Licensor, its successors and assigns by any person or entity or governmental agency, for, with respect to, or as a direct or indirect result of the escape, seepage, leakage, spillage, emission, discharge or release of any Hazardous Substance (as defined herein below) resulting from the operations of the Licensee upon or under Licensor's land including without limitation, any losses, liabilities (including strict liability), damage, injuries, expenses, and costs, including, without limitation, reasonable attorney's fees, of any settlement or judgement or claims asserted or arising under, as amended, the Comprehensive Environmental Response, Compensation and Liability Act, the Superfund Amendment and Reauthorization Act, the Resource Conservation Recovery Act, the Federal Water Pollution Control Act, the Federal Environmental Pesticides Act, the Clean Water Act, any so called federal, state or local "Superfund" or "Superlien" statute, or any other statute, law, ordinance, code, rule, regulation, order or decree regulating, relating to or imposing liability (including strict liability), or standards of conduct concerning any Hazardous Substance.

                             ARTICLE XXV. RELOCATION

     25.1 Relocation: If the Store relocates, Licensor, at its sole option, may terminate this License as to such location and neither party shall have any further rights, duties or obligations hereunder. If Licensor chooses not to terminate the License, then Licensee shall relocate with the Store. Licensee will be responsible for installing its own improvements and trade fixtures in the same manner as previously described in this License.

                           ARTICLE XXVI. MISCELLANEOUS

     26.1 No Partnership: Nothing herein shall be deemed to create the relationship of principal and agent, partnership, joint venture or any relationship between the parties hereto other than the relationship of Licensor and Licensee.

     26.2 Confidentiality: Both parties agree that they, and all of their employees and agents, shall keep confidential the terms of this License. The only information either party may give another, upon inquiry is that Licensor and Licensee have negotiated a License, unless additional disclosure is required by law. Both parties specifically recognizes that it is important to the other that any future negotiations it may have with others not be impacted by the terms of this arms length agreement, and therefore neither party shall disclose any of the economics nor any other terms of this License.

     26.3 Consents: Any clause referring to Licensor approval refers to written consent. Where consent, approval or permission is required of a party, whether to grant such consent, approval or permission shall be within the sole discretion of such party; and the delay or withholding of such consent, approval or permission shall not constitute any nature of breach hereunder or any defense to the performance of any covenant or obligation of the other party hereunder.

     26.4 Waivers: One or more waivers of any covenant, term, or condition of this License by either party shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition. The consent or approval by either party to or of any act by the other party requiring such consent or approval shall not be deemed to waive or render unnecessary consent to or approval of any subsequent similar act.

         26.5 Force Majeure: Whenever a period of time is prescribed for action to be taken by either party, neither party shall be liable or responsible for, and there shall be excluded from the computation of any such period of time, any delays due to strikes, riots, acts of God, terrorism, shortages of labor or materials, war, governmental laws, regulations or restrictions or any other causes of any kind whatsoever which are beyond the reasonable control of such party.

         26.6 Governing Law: The laws (excluding the law regarding conflict of laws) of the state in which the Licensed Premises are located shall govern this License with regards to such Licensed Premises. If any provision of this License is held to be invalid or unenforceable, the validity and enforceability of the remaining provisions of this License shall not be affected thereby. The parties agree that any action, suit or proceeding concerning this License shall be brought only in Benton County, Arkansas, which shall be the sole and exclusive venue therefor.

         26.7 Captions: The captions used are for convenience only and do not limit or enlarge the provisions.

         26.8 Number; Gender: Whenever here the singular is used, the same shall include the plural, and words of any gender shall include each other gender.

         26.9 Successors: This License shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors in interest and legal representatives, except as otherwise expressly provided.

         26.10 Entire Agreement: This License, together with any exhibits or other writings attached hereto or incorporated by reference herein, contain the entire agreement between the parties, and all prior and contemporaneous negotiations, agreements and understandings are superseded hereby and merged and integrated herein. No agreement shall be effective to change, modify or terminate this License, in whole or in part, unless in writing and duly signed by both parties. Licensor and Licensee hereby acknowledge that they are not relying on any representation or promise of the other, except as may be expressly set forth or incorporated by reference in this License. No oral statements, representations or prior written matter relating to the subject matter of this License shall give rise to any duties or covenants on the part of either party, express or implied, other than the express duties and covenants set forth herein. ANY REPRESENTATION BY A PARTY'S EMPLOYEES OR AGENTS OR BY ANY THIRD PARTY WHICH IS NOT INCORPORATED IN THIS LICENSE SHALL NOT BE BINDING UPON THE PARTY AND SHOULD BE CONSIDERED AS UNAUTHORIZED.

         26.11 Other Payments: Notwithstanding the provisions of Section 4.1 above, any check or other payment tendered by Licensee as a payment in full or in any other stated proportion of an unliquidated or disputed amount shall be sent to the address to be used for notices under this License and shall be accompanied by similarly addressed correspondence which states that the accompanying check or other payment is tendered as payment in full or in a stated proportion of a specified debt. A check or other consideration sent to the address given under subsection a above shall not be effective as an accord and satisfaction, whether or not marked or accompanied by a writing indicating "payment in full" or similar language, or have any other effect upon the obligations of Licensee, other than a credit for payment in the amount of the check or other consideration received by Licensor.

         26.12 Store Closing: Notwithstanding anything herein to the contrary, Licensee agrees to the cancellation of this License and agrees to vacate the Licensed Premises on the date the Store ceases doing business in and at that location. Licensor shall be allowed to cease doing business in the Store at any time, for any reason. This License is subordinate to the Licensor's Store Lease in all respects. If Licensor's right to occupy is terminated or Licensor closes the Store for any reason, this License terminates without liability.

         26.13 Licensee: "Licensee" includes Licensee's successors and assigns.

         26.14 Approvals: When approvals are required to be obtained herein by Licensee from Licensor, "Licensor" means the Wal-Mart Leasing Manager as listed in the Basic Provisions, unless otherwise specifically stated or Licensee is otherwise notified.

         26.15 Restrictions: If Licensee is prohibited from operating its business in the Licensed Premises due to restrictions found in an ECR or similar document, Licensor will not be considered in default of this License, and this License will terminate as to such location upon written notice to Licensee from Licensor. Licensee shall have no recourse against Licensor for any resulting damages.

         26.16 Advertisements: Licensee may advertise the existence and location of its business only after Licensor has approved the manner and content of such advertisement, which approval will not be unreasonably withheld or delayed. Aside from notices of the existence and location of Licensee's business, Licensee will not use Licensor's name, trademark, servicemark, or logo in any advertising, marketing, or solicitation materials without the Licensor's written consent. In no event will either party advertise or otherwise represent that it has any relationship with the other other than the relationship of Licensor and Licensee arising out of Licensee's occupying space in the Store. In addition, Licensee may not initiate any press release containing Licensor's name or representing any relationship to Licensor whatsoever. Notwithstanding the foregoing, Licensor recognizes that Licensee's competitors have access to radio and television advertising and that Licensee believes that its weekly unit sales will improve in some areas if it has access to radio, television or other electronic advertising. In this regard, Licensor will use its best efforts, but shall not be obligated in any way, to permit and enable Licensee to use radio, television and other electronic media for advertising purposes.

         26.17 Licensor's Default & Liability: If Licensor fails to comply with a term, provision or covenant of this License, Licensor shall have thirty (30) days after written notice thereof by Licensee to Licensor to cure such default, or, as to matters which cannot be remedied within thirty (30) days, Licensor agrees to commence efforts to remedy such default within such thirty (30) day period and thereafter diligently prosecute such efforts so that such default is cured within a reasonable time from Licensor's receipt of such notice. The liability of Licensor to Licensee for any default by Licensor under the terms of this License shall be limited to an amount equal to one year of License Fees for the location in which Licensor was found in default.

         26.18 Right to Remove Location from License/Terminate: Intentionally omitted.

         26.19 Right to Terminate all Locations: In the event Licensee is in default of this License regarding one-third of its locations, Licensor reserves the right to terminate this License as it applies to all locations.

         26.20 Attorney's Fees: Licensor and Licensee agree that if either party brings an action against the other party to enforce the terms hereof or to declare rights hereunder each party shall pay its own attorney's fees and costs incurred therein except as otherwise provided herein.

         26.21 Licensing of Stores: With regard to the licensing of Stores, Licensor hereby agrees to the following:

         . Licensor shall License a minimum of [***] Net New Stores per year for the first [***] years of this License, thereafter, Licensor shall use its best efforts to License approximately [***] Net New Stores per year;
         . In all new and existing Stores in which space is available for outside vendors, Licensor shall use its best efforts, but shall not be obligated in any way, to give [***] to Licensee for the use of such space;
         . Licensor shall use its best efforts, but shall not be obligated in any way, to have Licensee's Business drawn into the architectural plans for any new Store of one-hundred thousand square feet (100,000 sq. ft.) or larger, and
         . Licensor shall use its best efforts, but shall not be obligated in any way, to License Licensee's Business in all of its Division 1 Stores and SuperCenters that do not have a portrait studio.
         . Licensor shall use its best efforts, but shall not be obligated in any way, to provide sufficient floor space to allow for two camera rooms in High Volume Locations.

         Notwithstanding the provisions of this Section 26.21, Licensor disclaims that this Section 26.21 warrants or guarantees in any way that this License shall be extended to any particular Store operated by Licensor in the United States and Licensor further reserves the right to refuse, in its sole and absolute discretion, to extend this License to any particular Store operated by Licensor in the United States.


-----------------------

[***] Redacted pursuant to a request for confidential treatment.

                                    EXHIBIT A
                             COMMENCEMENT AGREEMENT

         Re: Wal-Mart Master License Agreement between Wal-Mart Stores, Inc. ("Licensor") and the undersigned ("Licensee") concerning Wal-Mart Store No. _______, _______, _______, (the "Store").
                List store location on all correspondence.

         Licensor and Licensee confirm the following information with respect to the Store (capitalized terms not otherwise defined in this agreement shall have the meaning given to them in the Wal-Mart License Agreement).

1. The Wal-Mart License Agreement is in full force and effect and has not been modified, superseded or changed, except as follows:

2.  Licensee accepted the Licensed Premises and opened on ________________.

3.  The initial License Term commenced on _________ and will expire on ________.



EXECUTED BY LICENSOR AND LICENSEE AS OF ______________________:

Licensor:                                            Licensee:
Wal-Mart Stores, Inc.                                PCA International, Inc.



By:________________________________________  By:________________________________

Title:     Director                          Title: ____________________________
      -------------------------------------

                                    EXHIBIT B

                                 RENEWAL OPTION

         This License shall be automatically renewed with respect to any of Licensee's Businessess for one (1) term of five (5) year(s) unless notice is given by either Licensor or Licensee at least 180 (one hundred eighty) days prior to expiration of the then current term as to such of Licensee's Businesses as stated in the notice. The terms of this License and the Licenses created pursuant to this License shall be continued for any any renewal period.

                                   INITIALED:

                             LICENSOR: _____________

                             LICENSEE: _____________

                                  ATTACHMENT A

                              LICENSEE'S BUSINESSES

Licensor does hereby License to Licensee and Licensee does hereby accept such License in accordance with the Wal-Mart Master License Agreement between the parties made the 4th day of April, 2002 to carry on a Licensee's Business in or about each of the following Wal-Mart stores (each of which shall be a "Store"), each of which shall have a Commencement Date in respect of Licensee's Business located in or about the applicable Store as set forth adjacent to the applicable store (for greater certainty, the format below shows the Wal-Mart Store #, followed by the city and state of such Store):

SEE ATTACHED SPREADSHEET--ATTACHMENT A-1

The Licenses created pursuant to this Attachment A shall supersede any agreement currently in place for such locations and shall commence on the Commencement Date and, subject to earlier termination as provided for in this License, continue in effect for each Licensee's Business for a term ending on the End Date (the "Term").

         IN WITNESS WHEREOF the parties have executed this Attachment A this 5th day of April, 2002.

                                       WAL-MART STORES, INC.


                                       By:      /s/ Martin G. Gilbert, Jr.
                                          --------------------------------------
                                       Title:   Director, Wal-Mart Realty Co.
                                             -----------------------------------

                                       WAL-MART STORES EAST, LP

                                       By:      /s/ Martin G. Gilbert, Jr.
                                          --------------------------------------
                                       Title:   Director, Wal-Mart Realty Co.
                                             -----------------------------------

                                       WAL-MART LOUISIANA, LLC

                                       By:      /s/ Martin G. Gilbert, Jr.
                                          --------------------------------------
                                       Title:   Director, Wal-Mart Realty Co.
                                             -----------------------------------

                                       WAL-MART STORES TEXAS, LP

                                       By:      /s/ Martin G. Gilbert, Jr.
                                          --------------------------------------
                                       Title:   Director, Wal-Mart Realty Co.
                                             -----------------------------------


                                       PCA INTERNATIONAL, INC.

                                       By:      /s/ Barry Feld
                                          --------------------------------------
                                          Barry Feld - President

                           ATTACHMENT A - Supplement 1
                        LICENSEE'S BUSINESSES IN MICHIGAN

Licensor does hereby License to Licensee and Licensee does hereby accept such License in accordance with the Wal-Mart Master License Agreement between the parties made the 4th day of April 2002 to carry on a Licensee's Business in or about each of the following Wal-Mart stores (each of which shall be a "Store"), each of which shall have a Commencement Date in respect of Licensee's Business located in or about the applicable Store as set forth adjacent to the applicable store (for greater certainty, the format below shows the Wal-Mart Store #, followed by the city and state of such Store):

SEE ATTACHED SPREADSHEET -- A-1 - Supplement 1

The Licenses created pursuant to this Attachment A - Supplement 1 shall supersede any agreement currently in place for such locations and shall commence on the Commencement Date and, subject to earlier termination as provided for in this License, continue in effect for each Licensee's Business for a term ending on the End Date (the "Term").

                  IN WITNESS WHEREOF the parties have executed this Attachment A this 17th day of June, 2002.

                               WAL-MART STORES, INC.

                               By: /s/ Martin G. (Marty) Gilbert, Jr.
                                   ---------------------------------------------

                               Title: Martin G. (Marty) Gilbert, Jr. - Director
                                      ------------------------------------------
                                      Wal-Mart Realty
                                      ---------------

                               WAL-MART STORES EAST, LP

                               By: /s/ Martin G. (Marty) Gilbert, Jr.
                                   ---------------------------------------------

                               Title: Martin G. (Marty) Gilbert, Jr. - Director
                                      ------------------------------------------
                                      Wal-Mart Realty
                                      ---------------

                               WAL- LOUISIANA, LLC

                               By: /s/ Martin G. (Marty) Gilbert, Jr.
                                   ---------------------------------------------

                               Title: Martin G. (Marty) Gilbert, Jr. - Director
                                      ------------------------------------------
                                      Wal-Mart Realty
                                      ---------------

                               WAL- MART STORES TEXAS, LP

                               By: /s/ Martin G. (Marty) Gilbert, Jr.
                                   ---------------------------------------------

                               Title: Martin G. (Marty) Gilbert, Jr. - Director
                                      ------------------------------------------
                                      Wal-Mart Realty
                                      ---------------

                               PCA INTERNATIONAL, INC.

                               By: /s/  Barry Feld
                                   ---------------------------------------------
                                   Barry Feld - President

             PCA INTERNATIONAL, INC. ATTACHMENT A - 1 - Supplement 1

  Store         Lease       City                     State   Commencement Date             End Date        Square Footage
  -----         -----       ----                     -----   ------------------            --------        --------------
  01422         27494       ALMA                      MI             4/4/2002              4/30/2007              180
  01428         27497       MT. PLEASANT              MI             4/4/2002              4/30/2007              180
  01540         32855       SOUTH HAVEN               MI             4/4/2002              4/30/2007               98
  01593         27587       COLDWATER                 MI             4/4/2007              4/30/2007              390
  01611         27600       FORT GRATIOT              MI             4/4/2007              4/30/2007              260
  01642         27620       CHARLOTTE                 MI             4/4/2007              4/30/2007              390
  01719         33626       BIG RAPIDS                MI             4/4/2007              4/30/2007              390
  01752         27690       BAY CITY                  MI             4/4/2007              4/30/2007              216
  01754         27692       HOWELL                    MI             4/4/2007              4/30/2007              390
  01790         27713       MONROE                    MI             4/4/2007              4/30/2007              180
  07198         31924       CARO                      MI             4/4/2007              4/30/2007              390
  01824         27731       YPSILANTI                 MI             4/4/2007              4/30/2007              260
  01836         27741       ADRIAN                    MI             4/4/2002              4/30/2007              180
  01923         27809       COMSTOCK PARK             MI             4/4/2002              4/30/2007              180
  01928         27810       FLINT                     MI             4/4/2007              4/30/2007              180
  01942         27817       HOLLAND                   MI             4/4/2007              4/30/2007              180
  02010         29988       NILES                     MI             4/4/2002              4/30/2007              180
  02061         31929       PLAINWELL                 MI             4/4/2002              4/30/2007              390
  02062         27888       BENTON HARBOR             MI             4/4/2007              4/30/2007              180
  02079         27900       MARQUETTE                 MI             4/4/2007              4/30/2007              180
  02080         27901       BATTLE CREEK              MI             4/4/2007              4/30/2007              180
  02102         31352       LUDINGTON                 MI             4/4/2002              4/30/2007              390
  02238         28007       MUSKEGON                  MI             4/4/2002              4/30/2007              180
  02273         28028       BURTON                    MI             4/4/2007              4/30/2007              260
  02338         28061       TRAVERSE CITY             MI             4/4/2007              4/30/2007              180
  02354         28065       AUBURN HILLS              MI             4/4/2002              4/30/2007              180
  02358         28067       ALPENA                    MI             4/4/2002              4/30/2007              390
  02417         28089       PETOSKEY                  MI             4/4/2002              4/30/2007              180
  02493         28116       KENTWOOD                  MI             4/4/2007              4/30/2007              180
  02558         29155       STERLING HEIGHTS          MI             4/4/2007              4/30/2007              216
  02559         28156       WARREN                    MI             4/4/2007              4/30/2007              216
  02567         28162       GRANDVILLE                MI             4/4/2002              4/30/2007              216
  02618         28193       COMMERCE                  MI             4/4/2002              4/30/2007              216
  02619         28194       MIDLAND                   MI             4/4/2002              4/30/2007              216
  02644         28203       SAGINAW                   MI             4/4/2007              4/30/2007              216
  02692         33633       MOUNT CLEMENS             MI             4/4/2007              4/30/2007              260
  02693         33167       FENTON                    MI             4/4/2002              4/30/2007              240
  02700         28225       WHITE LAKE                MI             4/4/2002              4/30/2007              216
  02869         27266       LANSING                   MI             4/4/2002              4/30/2007              216
  02872         27265       BELLEVILLE                MI             4/4/2007              4/30/2007              216
  02873         27264       TROY                      MI             4/4/2007              4/30/2007              216
  02912         28682       TAYLOR                    MI             4/4/2002              4/30/2007              216
  02959         31934       ROSEVILLE                 MI             4/4/2002              4/30/2007              240


  Initial       BF
                --

  Initial       MGG
                ---

                                  ATTACHMENT B
                          NEW STORE LICENSE ATTACHMENT

WHEREAS Wal-Mart Stores, Inc. (the "Licensor") and PCA International, Inc.
(the "Licensee") entered into a Wal-Mart Master License Agreement dated the ____ day of ___________, _____ (the "License");

AND WHEREAS Licensor and Licensee desire that a further retail store of Licensor be made subject to the License;

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the mutual covenants, conditions and agreements herein contained, other good and valuable consideration and the sum of Five Dollars ($5.00) paid by each party to the other (the receipt and sufficiency of which are hereby acknowledged), the parties hereto do hereby covenant and agree, each with the other, as follows:

All of the capitalized terms used in this New Store License Attachment shall have the meanings ascribed to them in the License unless otherwise defined.

Licensor does hereby License to Licensee and Licensee does hereby accept such License in accordance with the License between the parties made the ____day of _____________, _____ to carry on a Licensee's Business in or about Wal-Mart Store #_______ located at * (the "Store").

The Commencement Date in respect of Licensee's Business located in or about this Store shall be __________________, unless modified by an Exhibit A, Commencement Agreement.

The License created pursuant to this New Store License Attachment shall commence on the Commencement Date and, subject to earlier termination as provided for in the License Agreement, continue in effect for a term ending at 12:00 midnight on the last day of the commencement month which is five (5) years following the Commencement Date for such Licensee's Business (the "Term") and shall be automatically renewed for an additional period of five (5) years, as provided for and subject to the conditions contained in Exhibit B of the License.

Upon the execution of this New Store License Attachment, Licensee's Business located in or about this Store shall become subject to the terms of the License Agreement.

         IN WITNESS WHEREOF the parties have executed this License Attachment this ___ day of ___________, ____.

                                          WAL-MART STORES, INC.
                                          By: __________________________________
                                          Title:________________________________


                                          PCA INTERNATIONAL, INC.
                                          By: _______________________________
                                              Barry Feld - President